================================================================================
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                        SCHNITZER STEEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

           ---------------------------------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
       5)  Total fee paid:

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[_]    Fee paid previously with preliminary materials

[_]    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

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       2)  Form, Schedule or Registration Statement No.:

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       3)  Filing Party:

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       4)  Date Filed:

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
                        SCHNITZER STEEL INDUSTRIES, INC.



December 23, 2002



Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of your Company, which will be held on Monday, January 27, 2003 at 8 A.M., local time, at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205.

The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please sign, date and return the enclosed proxy at your earliest convenience. Return of the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

Sincerely,


/s/ Robert W. Philip
--------------------
Robert W. Philip
President

                        SCHNITZER STEEL INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 27, 2003



The Annual Meeting of Shareholders of Schnitzer Steel Industries, Inc. (the Company) will be held at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205 on Monday, January 27, 2003 at 8 A.M., local time, for the following purposes:

     (1) To elect eleven directors each to serve until the next Annual Meeting of Shareholders and until a successor has been elected and qualified;

     (2) To consider a shareholder proposal regarding the composition of the Board of Directors; and

     (3) To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on November 22, 2002 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.



By Order of the Board of Directors,


/s/ Ilene Dobrow Davidson
-------------------------
Ilene Dobrow Davidson
Secretary

Portland, Oregon
December 23, 2002

                        SCHNITZER STEEL INDUSTRIES, INC.

                                 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schnitzer Steel Industries, Inc., an Oregon corporation (the Company), to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting.

All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047, Attention: Ilene Dobrow Davidson, Secretary, or hand-delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

The mailing address of the principal executive offices of the Company is P.O. Box 10047, Portland, Oregon 97296-0047. This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being mailed to shareholders on or about December 23, 2002.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is November 22, 2002. At the close of business on November 22, 2002, 5,024,668 shares of Class A Common Stock (Class A), par value $1.00 per share, and 4,179,858 shares of Class B Common Stock (Class B), par value $1.00 per share, of the Company (collectively, the Common Stock) were outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes with respect to each matter to be voted on at the Annual Meeting.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 31, 2002 (unless otherwise noted in the footnotes to the table), by (i) persons known to the Company to be the beneficial owner of more than 5% of either class of the Company's Common Stock,
(ii) each of the Company's directors and nominees for director, (iii) each executive officer of the Company named in the Summary Compensation Table, and
(iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them. Except as noted below, the address of each shareholder in the table is Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047.

=======================================================================================================
    NAME OF BENEFICIAL OWNER OR                    CLASS A SHARES                 CLASS B SHARES
     NUMBER OF PERSONS IN GROUP                BENEFICIALLY OWNED (1)         BENEFICIALLY OWNED (1)
-----------------------------------------  ----------------  -----------  ----------------  -----------
                                                NUMBER         PERCENT         NUMBER         PERCENT
-----------------------------------------  ----------------  -----------  ----------------  -----------
Schnitzer Steel Industries, Inc.
Voting Trust (the Schnitzer Trust)                                           3,499,638         83.7%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Manuel Schnitzer (2)                                                           306,014          7.3%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Marilyn S. Easly (2)                              536               *          273,078          6.5%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Carol S. Lewis (2)                                                             189,323          4.5%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Scott Lewis(2)                                 59,505            1.2%
-----------------------------------------  ----------------  -----------  ----------------  -----------
    MANUEL SCHNITZER FAMILY GROUP,
       Carol S. Lewis, Trustee (3)                                             876,717         21.0%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Dori Schnitzer (2)                                                             369,973          8.9%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Susan Schnitzer (2)                                                            290,608          7.0%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Jean S. Reynolds (2)                                                           306,431          7.3%
-----------------------------------------  ----------------  -----------  ----------------  -----------
    MORRIS SCHNITZER FAMILY GROUP,
       Dori Schnitzer, Trustee (3)                                             799,314         19.1%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Gilbert and Thelma S. Schnitzer (2)            35,757 (4)           *          490,915         11.7%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Kenneth M. and Deborah S. Novack (2)           67,203 (4,5)      1.3%          257,409          6.2%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Gary Schnitzer (2)                            114,380 (6)        2.2%          192,069          4.6%
-----------------------------------------  ----------------  -----------  ----------------  -----------
    GILBERT SCHNITZER FAMILY GROUP,
       Gary Schnitzer, Trustee (3)                                             800,818         19.2%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Leonard and Lois T. Schnitzer (2)             158,328 (7)        3.1%          208,065          5.0%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Robert W. and Rita S. Philip (2)              190,268 (8)        3.6%          152,289          3.6%
-----------------------------------------  ----------------  -----------  ----------------  -----------
    LEONARD SCHNITZER FAMILY GROUP,
       Rita S. Philip, Trustee (3)                                           1,022,789         24.5%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Artisan Partners Limited Partnership (13)     881,243 (9)       17.5%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Cascade Investment LLC (14)                   602,200 (9)       12.0%
-----------------------------------------  ----------------  -----------  ----------------  -----------
WM Advisors, Inc. (15)                        534,690 (9)       10.6%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Dimensional Fund Advisors, Inc. (16)          377,700 (9)        7.5%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Tweedy Browne Company LLC (17)                362,706 (9)        7.2%
-----------------------------------------  ----------------  -----------  ----------------  -----------
Goldman Sachs Asset Management (18)           308,436 (9)        6.1%
-----------------------------------------  ----------------  -----------  ----------------  -----------
SAFECO Asset Management Company (19)          258,300 (9)        5.1%
-----------------------------------------  ----------------  -----------  ----------------  -----------

=========================================  ============================ ===============================
    NAME OF BENEFICIAL OWNER OR                    CLASS A SHARES                 CLASS B SHARES
     NUMBER OF PERSONS IN GROUP                BENEFICIALLY OWNED (1)         BENEFICIALLY OWNED (1)
-----------------------------------------  ----------------  -----------  ----------------  -----------
                                                NUMBER         PERCENT         NUMBER         PERCENT
-----------------------------------------  ----------------  -----------  ----------------  -----------
Robert S. Ball                                  5,000               *
-----------------------------------------  ----------------  -----------  ---------------- -------------
William A. Furman                               3,500               *
-----------------------------------------  ----------------  -----------  ---------------- -------------
Ralph R. Shaw                                   5,000               *
-----------------------------------------  ----------------  -----------  ---------------- -------------
Barry A. Rosen                                 87,724 (10)       1.7%
-----------------------------------------  ----------------  -----------  ---------------- -------------
Kurt C. Zetzsche                               60,379 (11)       1.2%
-----------------------------------------  ----------------  -----------  ---------------- -------------
Kelly E. Lang                                   6,400 (12)          *
-----------------------------------------  ----------------  -----------  ---------------- -------------
All directors and executive officers
as a group (15 persons) (2)                   764,287 (20)      13.5%         1,675,559         40.1%
=========================================  ================  ===========  ================ =============

*    Less than 1%
(1) Includes, in all cases, shares held by either spouse, either directly or as trustee or custodian. For purposes of this table, Class A shares beneficially owned do not include Class A shares issuable upon conversion of Class B shares.
(2) Except as described below, Class B shares owned by these shareholders are subject to the Schnitzer Trust and represented by voting trust certificates beneficially owned by the shareholders. Class B shares beneficially owned that are not subject to the Schnitzer Trust are as follows:
     Marilyn S. Easly                                        42,310
     Carol S. Lewis                                          60,000
     Dori Schnitzer                                          75,000
     Susan Schnitzer                                         75,000
     Jean S. Reynolds                                        50,000
     Kenneth M. and Deborah S. Novack                        72,000
     Gary Schnitzer                                          72,000
(3) Class B shares shown in the table as owned by a family group represent the total number of shares subject to the Schnitzer Trust owned by members of the family group. The trustee for each family group has certain voting powers with respect to the family group's shares as described below under "Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement."
(4) Includes shares contributed by the shareholders to a foundation for which shareholders serve as trustees.
(5) Includes 19,610 shares subject to options exercisable prior to October 30, 2002.
(6) Includes 113,080 shares subject to options exercisable prior to October 30, 2002.
(7) Includes 151,918 shares subject to options exercisable prior to October 30, 2002.
(8) Includes 190,268 shares subject to options exercisable prior to October 30, 2002.
(9) Beneficial ownership as of October 31, 2002 as reported by the investment manager on Form 13F. Data was obtained from information published by the NASDAQ Stock Market, Inc.
(10) Includes 87,724 shares subject to options exercisable prior to October 30, 2002.
(11) Includes 60,279 shares subject to options exercisable prior to October 30, 2002.
(12) Includes 6,400 shares subject to options exercisable prior to October 30, 2002.
(13) Artisan Partners Limited Partnership, 1000 North Water Street, Suite 1770, Milwaukee, WI 53202
(14) Cascade Investment L.L.C., 2365 Carillon Point, Kirkland, WA 98033
(15) WM Advisors, Inc., 1201 Third Ave., 22nd Floor, Seattle, WA 98101-3000
(16) Dimensional Fund Advisors, Inc.,1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401-1038
(17) Tweedy, Brown Co. LLC, 350 Park Avenue, Ninth Floor, New York, NY
     10022-2634
(18) Goldman Sachs Asset Management, 32 Old Slip, 23rd Floor, New York, NY 10005
(19) SAFECO Asset Management Company, 601 Union Street, Suite 2500, Seattle, WA 98101-4074
(20) Includes 635,879 shares subject to options exercisable prior to October 30, 2002.

SCHNITZER STEEL INDUSTRIES, INC. VOTING TRUST AND BUY-SELL AGREEMENT

VOTING TRUST PROVISIONS. Substantially all of the outstanding Class B Common Stock was subject to the Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement dated March 31, 1991 (the Old Trust Agreement). The voting trust provisions of the Old Trust Agreement expired on March 31, 2001. Prior to that expiration, the beneficial owners of 84% of the outstanding shares of Class B Common Stock entered into the Schnitzer Steel Industries, Inc. 2001 Restated Voting Trust and Buy-Sell Agreement dated March 26, 2001 (the Schnitzer Trust Agreement) pursuant to which the signatories agreed to extend the voting trust provisions of the Old Trust Agreement for another ten years and thereby continue to subject their shares to the terms of the Schnitzer Steel Industries, Inc. Voting Trust (the Schnitzer Trust) until March 26, 2011. Shares of Class B Common Stock beneficially owned by persons who did not sign the Schnitzer Trust Agreement were distributed from the Schnitzer Trust effective March 31, 2001. The Schnitzer Trust is divided into four separate groups, one for each branch of the Schnitzer family. Carol S. Lewis, Dori Schnitzer, Gary Schnitzer, and Rita
S. Philip are the four trustees of the Schnitzer Trust and each is also the separate trustee for his or her separate family group. Pursuant to the Schnitzer Trust Agreement, the trustees as a group have the power to vote the shares subject to the Schnitzer Trust and, in determining how the trust shares will be voted, each trustee separately has the number of votes equal to the number of shares held in trust for his or her family group. Any action by the trustees requires the approval of the trustees with votes equal to at least 52.5% of the total number of shares subject to the Schnitzer Trust. Before voting with respect to the following actions, each trustee is required to obtain the approval of holders of a majority of the voting trust certificates held by his or her family group: (a) any merger or consolidation of the Company with any other corporation, (b) the sale of all or substantially all the Company's assets or any other sale of assets requiring approval of the Company's shareholders,
(c) any reorganization of the Company requiring approval of the Company's shareholders, (d) any partial liquidation or dissolution requiring approval of the Company's shareholders, and (e) dissolution of the Company. The Schnitzer Trust will terminate on March 26, 2011 unless terminated prior thereto by agreement of the holders of trust certificates representing two-thirds of the shares held in trust for each family group.

PROVISIONS RESTRICTING TRANSFER. The trustees are prohibited from selling or encumbering any shares held in the Schnitzer Trust. The Schnitzer Trust Agreement contains transfer restrictions binding on both holders of voting trust certificates and holders of shares of Class B Common Stock distributed from the Schnitzer Trust, unless such restrictions are waived by the trustees. The Schnitzer Trust Agreement prohibits shareholders who are subject thereto from selling or otherwise transferring their voting trust certificates or their shares of Class B Common Stock except to other persons in their family group or to entities controlled by such persons. Such transfers are also restricted by the Company's Restated Articles of Incorporation. A holder of voting trust certificates is permitted to sell or make a charitable gift of the shares of Class B Common Stock represented by his or her certificates by first directing the trustees to convert the shares into Class A Common Stock, which will then be distributed to the holder free from restrictions under the agreement. Similarly, a holder of Class B Common Stock subject to the transfer restrictions is permitted to sell or make a charitable gift of the holder's Class B Common Stock by first converting the shares into Class A Common Stock, which will then be free from restrictions under the agreement. However, before causing any shares to be converted for sale, a holder must offer the shares (or the voting trust certificates representing the shares) to the other voting trust certificate holders who may purchase the shares at the current market price for the Class A Common Stock or exchange shares of Class A Common Stock owned by them for the Class B Common Stock proposed to be converted.


                              ELECTION OF DIRECTORS

Eleven directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor has been duly elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: Robert S. Ball, William A. Furman, Carol S. Lewis, Scott Lewis, Kenneth M. Novack, Robert
W. Philip, Jean S. Reynolds, Dori Schnitzer, Gary Schnitzer, Leonard Schnitzer, and Ralph R. Shaw. If any nominee is unable to stand for election, the persons named in the proxy will vote the same for a substitute nominee. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes will have no effect on the results of the vote.

Set forth below is the name, age, position with the Company, present principal occupation or employment and five-year employment history of each of the nominees for director of the Company.

  Name and Year First
    Became Director                 Business Experience                   Age
  -------------------               -------------------                   ---
  Robert S. Ball        Director of the Company since September 1993.      61
       1993             Since 1982, he has been a partner in the
                        Portland, Oregon law firm of Ball Janik LLP.

 William A. Furman      Director of the Company since September 1993.      57
       1993             Since 1981, he has been President, Chief
                        Executive Officer and a director of The
                        Greenbrier Companies of Portland, Oregon, a publicly held company with subsidiaries, including Gunderson, Inc., engaged in manufacturing, marketing and leasing of railcars and other equipment.

  Carol S. Lewis        Director of the Company since December 1987.       65
       1987             She is the former proprietor of Virginia
                        Jacobs, which has three linen and home
                        accessories stores. From 1991 until 1995, she worked as a marketing and fund-raising consultant. From 1981 until 1991, she worked for Oregon Public Broadcasting, the nonprofit operator of public television and radio in Oregon, most recently as President of the Oregon Public Broadcasting Foundation. Carol
                        Lewis is a daughter of Manuel Schnitzer, a brother of Leonard Schnitzer.

   Scott Lewis          Director of the Company since 1998. Mr. Lewis      43
       1998             is currently a principal in and an
                        environmental design consultant with
                        Brightworks Northwest LLC. He was the former
                        Chief Executive Officer of Help1.com,
                        Director of Business Development of
                        Conversational Computing Corporation,
                        President of Sora Corporation, and an
                        information technology consultant. Scott
                        Lewis is the son of Carol S. Lewis, who is the daughter of Manuel Schnitzer, a brother of Leonard Schnitzer.

Kenneth M. Novack       Chief Executive Officer of Schnitzer               56
       1991             Investment Corp. (SIC) and Lasco Shipping Co.
                        since January 2002. Before then he was
                        President of SIC and an Executive Vice
                        President of the Company since 1991. From
                        1975 to 1980, he worked for the Company as Vice President and then Executive Vice
                        President. Mr. Novack was also President of
                        SIC from 1978 to 1980. From 1981 until April
                        1991, he was a partner in the law firm known formerly as Ball, Janik & Novack. Mr. Novack is the son-in-law of Gilbert Schnitzer, a brother of Leonard Schnitzer.

 Robert W. Philip       Effective January 1, 2002, Mr. Philip assumed      55
       1991             the position of Chief Executive Officer of
                        the Company. He had been President and a director since March 1991, and a Vice
                        President of the Company since 1984 with responsibility for the Company's Metra Steel distribution division from 1984 to the time of its sale in July 1990. Mr. Philip is Leonard Schnitzer's son-in-law.

 Name and Year First
   Became Director                  Business Experience                   Age
 -------------------                -------------------                   ---
 Jean S. Reynolds       Director of the Company since September 1993.      53
       1993             Jean S. Reynolds was previously a marketing
                        and efficiency consultant. She is a daughter of Morris Schnitzer, a deceased brother of Leonard Schnitzer.


  Dori Schnitzer        Secretary of the Company from June 1987 until      49
       1991             June 2000 and became a director in March
                        1991. She also served as corporate counsel of the Company from October 1987 to May 1991.
                        From May 1991 until June 2000, she was the
                        Vice President of Lasco Shipping Co., a
                        subsidiary of Schnitzer Investment Corp. Dori
                        Schnitzer is a daughter of Morris Schnitzer, a deceased brother of Leonard Schnitzer.


  Gary Schnitzer        Executive Vice President in charge of the          60
       1993             Company's California metals recycling
                        operations since 1980 and a director since
                        September 1993. Gary Schnitzer is the son of Gilbert Schnitzer, a brother of Leonard
                        Schnitzer.


Leonard Schnitzer       Chairman of the Board since March 1991. Mr.        77
       1948             Schnitzer was Chief Executive Officer from
                        August 1973 until January 1, 2002.


  Ralph R. Shaw         Director of the Company since September 1993.      64
       1993             Mr. Shaw is President of Shaw Management,
                        Inc., a financial services and venture
                        capital firm. He is also a director of
                        Dendreon Corporation.


The Board of Directors held four meetings during the fiscal year ended August 31, 2002. Each director attended at least 75% of the aggregate number of meetings of the Board and of committees of the Board on which they served.

The Company has Compensation and Audit Committees of the Board of Directors. Robert Ball, William Furman, and Ralph Shaw are members of both the Audit Committee and the Compensation Committee. The principal function of the Audit Committee is to make recommendations to the Board as to the engagement of independent auditors, to review the scope of the audit and audit fees, and to discuss the results of the audit with the independent auditors. The Compensation Committee administers the Company's 1993 Stock Incentive Plan and makes recommendations to the Board of Directors regarding compensation for executive officers of the Company. During fiscal 2002, the Audit Committee held three meetings and the Compensation Committee held seven meetings. The Company does not have a nominating committee of the Board of Directors. Shareholders who wish to submit names for consideration for Board membership should do so in writing addressed to the Board of Directors, c/o Ilene Dobrow Davidson, Secretary, Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of each person who served as the Company's Chief Executive Officer during fiscal 2002 and each of the four other most highly compensated executive officers of the Company in fiscal 2002 (hereinafter referred to as the Named Executive Officers):

=================================== =========== ======================================= ================ ================
                                                                                           Long-Term
                                                         Annual Compensation             Compensation
                                                ------------- ------------ ------------ ----------------
                                                                                              Awards
                                                                                           Securities        All Other
             Name and                 Fiscal                                               Underlying        Compensa-
        Principal Position             Year        Salary        Bonus        Other          Options         tion (2)
----------------------------------- ----------- ------------- ------------ ------------ ---------------- ----------------
Robert W. Philip (1)                   2002       $453,300       $456,919                                    $9,500
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
  President and                        2001       $449,400       $409,488                    44,940          $8,500
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
  Chief Executive Officer              2000       $426,550       $315,000                    40,500          $8,500
----------------------------------- ----------- ------------- ------------ ------------ ---------------- ----------------
Leonard Schnitzer (1,3)                2002       $179,373                                                   $9,500
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
  Chairman of the Board                2001       $315,151       $143,705                    31,515          $8,500
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
                                       2000       $299,387       $150,000                    28,401          $8,500
----------------------------------- ----------- ------------- ------------ ------------ ---------------- ----------------
Gary Schnitzer (1)                     2002       $302,959       $160,568                                    $9,500
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
  Executive Vice President             2001       $297,712       $130,077                    24,258          $8,500
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
                                       2000       $282,778       $120,000                    21,861          $8,500
----------------------------------- ----------- ------------- ------------ ------------ ---------------- ----------------
Kurt C. Zetzsche                       2002       $269,871                                                  $19,000
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
  President, Cascade Steel             2001       $267,821       $123,198                    21,822         $17,000
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
  Rolling Mills, Inc.                  2000       $258,177       $125,000                    19,666         $17,000
----------------------------------- ----------- ------------- ------------ ------------ ---------------- ----------------
Barry A. Rosen (1)                     2002       $251,462       $129,438                                    $9,500
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
  Vice President, Finance and          2001       $248,401       $113,192                    20,240          $8,500
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
  Chief Financial Officer              2000       $235,818        $87,000                    18,240          $8,500
----------------------------------- ----------- ------------- ------------ ------------ ---------------- ----------------
Kelly E. Lang                          2002       $168,467        $68,285                     6,375          $9,500
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
  Vice President,                      2001       $162,000        $62,208                     6,000          $8,500
                                    ----------- ------------- ------------ ------------ ---------------- ----------------
  Corporate Controller                 2000       $141,712        $66,700                     6,000          $7,792
=================================== =========== ============= ============ ============ ================ ================

(1) The amounts in the table do not include the amounts of salary and bonus separately paid by other Schnitzer Group companies to these officers through a reimbursement arrangement under the Shared Services Agreement.
(2) For fiscal years 2002, 2001 and 2000, All Other Compensation consists entirely of Company contributions, net of reimbursement from other Schnitzer Group companies, to the Company's Supplemental Retirement Plan and Salary Deferral Retirement Plan.
(3) Leonard Schnitzer resigned as Chief Executive Officer effective January 1, 2002.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

In past years, the Company has typically granted options to Named Executive Officers in the month of June. During 2002, options to the majority of the Named Executive Officers were not granted until September, thereby falling in fiscal 2003. The following table provides information regarding stock options for Class A Common Stock granted to the Named Executive Officers in the fiscal year ended August 31, 2002, as well as in September 2002.

===================================================================================== =============== ==============
                                 INDIVIDUAL GRANTS
------------------------ -------------- --------------- --------------- -------------
                                                                                       Potential Realizable Value at
                           Number of      Percent of                                      Assumed Annual Rates of
                          Securities    Total Options                                  Stock Price Appreciation for
                          Underlying      Granted to                                          Option Term (2)
                           Options       Employees in   Exercise Price   Expiration   ------------------------------
       Name                Granted (1)    Fiscal Year      Per Share        Date            5%             10%
------------------------ -------------- --------------- --------------- ------------- --------------- --------------
Robert W. Philip           45,000(3)            --            $17.75      9/24/12        $502,330       $1,273,002
------------------------ -------------- --------------- --------------- ------------- --------------- --------------
Leonard Schnitzer
------------------------ -------------- --------------- --------------- ------------- --------------- --------------
Gary Schnitzer             23,620(3)            --            $17.75      9/24/12        $263,667       $  668,184
------------------------ -------------- --------------- --------------- ------------- --------------- --------------
Kurt C. Zetzsche           20,422(3)            --            $17.75      9/24/12        $227,968       $  577,717
------------------------ -------------- --------------- --------------- ------------- --------------- --------------
Barry A. Rosen             18,779(3)            --            $17.75      9/24/12        $209,628       $  531,238
------------------------ -------------- --------------- --------------- ------------- --------------- --------------
Kelly E. Lang               6,375            10.9%            $20.00       6/1/12        $ 80,184       $  203,202
======================== ============== =============== =============== ============= =============== ==============

(1) Each option was granted on the date 10 years prior to the expiration date shown in the table. Options become exercisable over five years, 20% per year from the date of grant.
(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.
(3) The Compensation Committee normally makes option grants to Company executives at the same time as grants made to other Company employees, which traditionally takes place in the fourth quarter of each fiscal year. However, grants made to the indicated executives in 2002 were not made until the first month of fiscal 2003. These grants will be reflected in the fiscal 2003 Summary Compensation Table and will again be reflected in the fiscal 2003 Stock Option Grants table.


EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of August 31, 2002 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

==================================== ========================= ========================== ==========================
                                                (a)                        (b)                        (c)
                                                                                             Number of securities
                                      Number of securities to       Weighted average        remaining available for
                                      be issued upon exercise       exercise price of           future issuance
                                      of outstanding options,     outstanding options,       (excluding securities
    Plan category                       warrants and rights        warrants and rights     reflected in column (a))
------------------------------------ ------------------------- -------------------------- --------------------------
Equity compensation plans approved
by security holders(1)                      1,072,026                   $17.69                    1,216,892
------------------------------------ ------------------------- -------------------------- --------------------------
Equity compensation plans not
approved by security holders                    --                        n/a                        --
------------------------------------ ------------------------- -------------------------- --------------------------
Total                                       1,072,026                   $17.69                    1,216,892
==================================== ========================= ========================== ==========================

(1) Consists entirely of shares of Class A Common Stock authorized for issuance under the Company's 1993 Stock Incentive Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

The following table provides certain information concerning exercises of stock options during the fiscal year ended August 31, 2002 by each of the Named Executive Officers as well as the number and value of unexercised options held by such persons at August 31, 2002.

=================== ============= ============= ============================== ==============================
                                                     Number of Unexercised    Value of Unexercised in the Money
                       Shares                     Options at Fiscal Year-End   Options at Fiscal Year-End (1)
                      Acquired        Value     ------------------------------ ------------------------------
   Name              on Exercise     Realized    Exercisable    Unexercisable   Exercisable   Unexercisable
------------------- ------------- ------------- ------------- ---------------- ------------ -----------------
Robert W. Philip        --             --           190,268        58,491        $493,417       $280,855
------------------- ------------- ------------- ------------- ---------------- ------------ -----------------
Leonard Schnitzer       --             --           151,918        41,429        $356,552       $196,954
------------------- ------------- ------------- ------------- ---------------- ------------ -----------------
Gary Schnitzer          --             --           113,080        31,813        $272,426       $151,601
------------------- ------------- ------------- ------------- ---------------- ------------ -----------------
Kurt C. Zetzsche       40,430       $184,474         60,279        28,618        $ 77,824       $136,378
------------------- ------------- ------------- ------------- ---------------- ------------ -----------------
Barry A. Rosen          --             --            87,724        26,438        $219,743       $126,490
------------------- ------------- ------------- ------------- ---------------- ------------ -----------------
Kelly E. Lang           --             --             6,400        16,975        $ 23,110       $ 40,065
=================== ============= ============= ============= ================ ============ =================

(1) Aggregate value of shares covered by in the money options at August 31, 2002, less the aggregate exercise price of such options.


DEFINED BENEFIT RETIREMENT PLANS

PENSION RETIREMENT PLAN. The Company's Pension Retirement Plan (the Plan) is a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986 (the Code). All employees (except Leonard Schnitzer and certain union and on-call employees) of the Company and certain other Schnitzer Group companies are eligible to participate in the Plan after meeting certain service requirements. Generally, pension benefits become fully vested after five years of service and are paid in monthly installments beginning when the employee retires at age 65. Annual benefits equal 2% of qualifying compensation for each Plan year of service after August 31, 1986. Upon their retirement, assuming retirement at age 60 and no increase in annual compensation from current levels, Gary Schnitzer, Robert W. Philip, Barry A. Rosen and Kelly E. Lang would receive annual benefits for life of $38,000, $64,000, $59,000 and $54,000, respectively.

SUPPLEMENTAL EXECUTIVE RETIREMENT BONUS PLAN. The Supplemental Executive Retirement Bonus Plan (the Supplemental Plan) was adopted to provide a competitive level of retirement income for key executives selected by the Board of Directors. The Supplemental Plan establishes an annual target benefit for each participant based on continuous years of service (up to a maximum of 25 years) and the average of the participant's five highest consecutive calendar years of compensation, with the target benefit subject to an inflation-adjusted limit equal to $212,259 in 2002. The target benefit is reduced by 100% of primary social security benefits and the Company-paid portion of all benefits payable under the Company's qualified retirement plans to determine the actual benefit payable under the Supplemental Plan. The actual benefit shall be paid as a straight life annuity or in other actuarially equivalent forms. Benefits are payable under the plan only to participants who terminate employment after age 55 with 10 credited years of service or after age 60. The following table shows the estimated annual target benefits under the Supplemental Plan, before the reductions based on social security and Company-paid retirement benefits, for executives who retire at age 60 (the normal retirement age under the Supplemental Plan) with various levels of pay and service, based on the 2002 value for the inflation-adjusted cap.

======================= ========================================================
  Highest Consecutive                   Credited Years of Service
   Five-Year Average    ------------- -------------- -------------- ------------
Qualifying Compensation      10             15             20            25
----------------------- ------------- -------------- -------------- ------------
      $200,000             $52,000       $ 78,000       $104,000       $130,000
----------------------- ------------- -------------- -------------- ------------
      $250,000             $65,000       $ 97,500       $130,000       $162,500
----------------------- ------------- -------------- -------------- ------------
      $300,000             $78,000       $117,000       $156,000       $195,000
----------------------- ------------- -------------- -------------- ------------
      $350,000             $84,903       $127,355       $169,807       $212,259
----------------------- ------------- -------------- -------------- ------------
      $400,000             $84,903       $127,355       $169,807       $212,259
======================= ============= ============== ============== ============

As of December 31, 2001, Gary Schnitzer, Robert W. Philip and Barry A. Rosen had 37, 30 and 20 years of service, respectively, and highest consecutive five-year average qualifying compensation of $361,000, $732,000 and $376,000, respectively. For Mr. Philip and Mr. Rosen, the compensation differs significantly from that shown in the Summary Compensation Table because benefits under the Supplemental Plan are based on total qualifying compensation received from all Schnitzer Group companies.


DIRECTOR COMPENSATION

Directors who are not employees of Schnitzer Group companies receive an annual fee of $15,000 plus $1,000 for attending each Board meeting or committee meeting held other than on the same day as a Board meeting, and are reimbursed for expenses of attending Board and committee meetings. Directors may elect to receive annual compensation in stock options in lieu of cash compensation based on a pre-defined exchange ratio.


                              CERTAIN TRANSACTIONS

The Company is part of the Schnitzer Group of companies, all of which are controlled by members of the Schnitzer family. Other companies in the group include: Schnitzer Investment Corp. (SIC), engaged in the real estate and shipping agency businesses; Lasco Shipping Co. (LSC), formerly known as Pacific Coast Shipping Co., and its wholly-owned subsidiary, Trans-Pacific Shipping Co.
(TPS), and Liberty Shipping Group Limited Partnership (LSGLP) and its general partner LSGGP Corp. (LSGGP), all engaged in the ocean shipping business; and Island Equipment Company, Inc. (IECO), engaged in various businesses in Guam and other South Pacific islands.

Robert W. Philip spends limited time on the businesses of other Schnitzer Group companies. Leonard Schnitzer serves as Chairman of the Schnitzer Group's shipping companies. Barry A. Rosen serves as Chief Financial Officer for all of the Schnitzer Group companies excluding LSC. The Company believes that the sharing of top management and other resources (such as information systems, accounting, legal, financial, tax, treasury, risk management and human resources) provides benefits to the Company and the other Schnitzer Group companies by giving each of them access to a level of experience and expertise that can only be supported by a larger organization.

The Company leases certain properties used in its business from SIC. These properties and certain lease terms are set forth in the following table:

==========================================================================
           PROPERTY                   ANNUAL RENT     EXPIRATION OF LEASES
-------------------------------- -------------------- --------------------
Corporate Headquarters                $   111,000             2006
-------------------------------- -------------------- --------------------
Metals Recycling Operations:
  Portland facility and marine          1,577,000             2063
  terminal Sacramento facility             88,000             2003
-------------------------------- -------------------- --------------------
          Total                       $ 1,776,000
==========================================================================

The lease for the Portland metals recycling operation (the "Portland Metals Recycling Lease") was signed in 1988. In accordance with the lease terms, the rent payable under the lease was adjusted on September 1, 1998 to $109,945 per month and is scheduled to adjust every five years thereafter. As a result of the 1998 Asian financial crisis and the adverse effects it had on the profitability of the Metals Recycling Business, the Company and SIC agreed to modify the rent payable under the Portland Metals Recycling Lease for the period from March 1, 1999 to September 1, 2003. This adjustment provided the Company with lower monthly rents during 1999 and 2000, which were then offset by higher rents in 2001-2003. The Company and SIC agreed to modify the monthly rent as follows:
$82,118 per month from March 1, 1999 to December 31, 1999, $92,633 per month from January 1, 2000 to December 31, 2000, $126,767 per month from January 1, 2001 to August 31, 2002, and $133,612 from September 1, 2002 to August 31, 2003.
The adjustments to be made on September 1, 2003 and every fifteen years thereafter will be to the appraised fair market rent for the leased property. Intervening rent adjustments will be based on the average of the percentage increases or decreases in two inflation indexes over the five years prior to the applicable adjustment date. Pursuant to the terms of the lease, the Sacramento facility rent was also adjusted on September 1, 1998 based on the same inflation indexes. The Company subleases portions of the Portland facility to third parties and received rent of approximately $134,000 in fiscal 2002. Of this amount, subleases for approximately $90,000 per year continue through fiscal 2004.

From time to time, the Company ships recycled metal for export on vessels chartered from LSC and TPS. In fiscal 2002, the Company incurred a total of $4.7 million in charter expense to LSC and TPS primarily under time charter agreements with TPS covering two vessels. These time charters, seven year agreements originally scheduled to expire in July 2002, were entered into to partially hedge the volatile ocean freight markets. Under these charters, the Company was obligated to pay TPS the actual cost of operating the ships plus approximately $200,000 per month. Due in part to the world economic slow-down in 2002, ocean freight rates declined sharply. In order to take advantage of lower market rates, the Company paid TPS $1.5 million in January 2002 to terminate the charters, which amount represented the remaining balance of the charges under the charters in excess of actual ship operating costs. Since the termination of the time charter agreements, the Company has on occasion chartered vessels from LSC and TPS at market rates. The determination to use a vessel chartered from LSC or TPS is based upon ship availability, size and age of the vessel, and the quoted price in comparison to other open market rates.

The Company provides management and administrative services to, and in some cases receives services from, SIC, LSGLP, LSGGP, IECO and other Schnitzer Group companies pursuant to a Second Amended Shared Services Agreement, as amended as of September 1, 1994. The agreement provides that all service providing employees, except executive officers, are charged out at rates based on the actual hourly compensation expense to the Company for such employees (including fringe benefits and bonuses) plus an hourly charge for reimbursement of space costs associated with such employees, all increased by 15% as a margin for additional overhead and to cover capital employed. The Company independently determines the salaries to pay its executive officers, and the other companies reimburse the Company fully for salaries and related benefits the other companies decide to pay, plus the hourly space charge and the 15% margin. Under the agreement, the Company independently determines the amount of bonus to pay to each of its employees, and the other companies reimburse the Company fully for any bonuses the other companies decide to pay. The agreement also provides for the monthly payment by these related parties to the Company of amounts intended to reimburse the Company for their proportionate use of the Company's telephone and computer systems. Net charges by the Company to the related parties under the agreement in fiscal 2002 totaled $1.0 million.

The law firm of Ball Janik LLP, of which director Robert S. Ball is a partner, provides legal services on a regular basis to SIC, but did not provide legal services to the Company in fiscal 2002.

Pursuant to a policy adopted by the Board of Directors, all transactions with other Schnitzer Group companies require the approval of a majority of the independent directors or must be within guidelines previously established by them.


           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the Committee) is composed of three outside directors. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies and the levels of compensation to be paid to executive officers. In addition, the Committee has sole responsibility for the administration of, and the grant of stock options and other awards under, the Company's 1993 Stock Incentive Plan, as amended.

The objectives of the Company's executive compensation program are to attract and retain highly qualified executives, and to motivate them to maximize shareholder returns by achieving both short-term and long-term strategic Company goals. The three basic components of the executive compensation program are base salary, annual bonus dependent on corporate performance and stock options.

BASE SALARY

The Company's salary revisions generally become effective in June of each year. For purposes of determining salaries effective June 2002, the committee considered the improvement in the Company's results in relation to the Company's peers, the metals recycling and steel industries in general, economic conditions and executive performance.

ANNUAL BONUSES

During fiscal 2001, the Company adopted the Schnitzer Steel Industries, Inc. Economic Value Added Bonus Plan (the Plan). The Plan provides for awards based on improvements in Economic Value Added (EVA). EVA is a measure of operating profit after deductions for taxes and the cost of the Company's debt and equity capital. The EVA bonus plan is based on three key concepts: 1) a target bonus,
2) a bonus multiple based on the calculated variance from expected EVA which includes a pre-determined improvement factor and 3) a bonus bank. Target bonuses are stated as a percentage of the annual salary for each executive officer. The target bonuses for the executive officers were developed in part from recommendations of the consultants engaged to assist the Company in implementing the Plan. The expected EVA improvement from year to year is a fixed amount that is adjusted only when significant changes in the Company's capital structure or business occur. The executive officers' bonuses under the Plan will be greater than their stated target bonuses if the Company's EVA exceeds the predetermined EVA, i.e., the prior year's EVA plus the expected EVA improvement. Likewise, bonuses will be lower than the target, and can be negative, if the Company's EVA results are less than the expected EVA. Under the Plan, the bonus an individual earns is credited to a bonus bank. The bonus available to be paid to the individual for a fiscal year is equal to the amount of the bonus bank balance, up to the target bonus for that fiscal year, plus one-third of the bonus bank balance in excess of the target bonus. No bonus is paid when the bonus bank balance is negative and negative bonus bank balances are carried forward to offset future bonuses earned. There is no cap on the bonus awards that can be achieved for superior levels of EVA improvement and similarly there is no floor on how negative the bonus bank can reach for sub-par performance. Bonuses are also based on the performance of specified EVA centers and/or the consolidated EVA results of the Company. The EVA centers represent various geographic areas or divisions within the Company. While the EVA bonuses for certain executive officers are based solely on the consolidated EVA results of the Company, other officers' bonuses are based partially on the results of the EVA center for which they have primary responsibility and partially on the consolidated EVA results of the Company.

The Committee believes that EVA improvement in excess of that expected provides the best operating performance measure of shareholder returns in excess of the cost of capital. To ensure that the Plan provides strong incentives for management to increase shareholder value and does not reward poor performance by reducing performance standards or penalize superior performance by raising such standards, it is the Committee's intention that expected EVA improvement will not be recalibrated for at least three years beginning with fiscal 2001.

The Plan replaces the Company's previous discretionary bonus plan. Due to the nature of the EVA Plan, the executive officers accept more risk than existed under the discretionary bonus plan.

The bonus amounts earned by the Chief Executive Officer and the other Named Executive Officers under the Plan for fiscal 2002 are shown in the Summary Compensation Table.


STOCK OPTIONS

The stock option program is the Company's principal long-term incentive plan for executive officers. The objectives of the stock option program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to create incentives for executives to remain with the Company for the long term. Options are awarded with an exercise price equal to the market price of Class A Common Stock on the date of grant and typically have a term of 10 years.

The Committee has implemented an annual option grant program. Annual awards to the top five executive officers are normally made based on grant guidelines expressed as a percentage of salary. Option grants to most executive officers in 2002 did not occur until September and therefore fell in fiscal 2003.

Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary and bonus paid by the Company do not exceed this limit. Under IRS regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of a nonqualified stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company's current policy generally to grant options that meet the requirements of the IRS regulations.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Philip assumed the position of Chief Executive Officer effective January 1, 2002 at which time his base salary was unchanged. Mr. Philip was paid a base salary of $453,300 in fiscal 2002, reflecting an increase of less than 1% over fiscal 2001. When setting the base salary, the Committee took into account the following:

     o Comparison of base salaries, perquisites and incentives for Chief Executive Officers of peer companies,
     o    The Company's improving financial performance,
     o The assessment by the Committee of Mr. Philip's individual performance and contributions, and
     o    Current economic conditions.

The Committee believes that Mr. Philip's annual base salary falls within the competitive range of salaries for similar positions at similar companies.

Mr. Philip's participation in the EVA bonus plan for the last fiscal year was tied to the Company's achievement of pre-established EVA target levels. The Company's fiscal 2002 EVA performance was higher than the pre-established target resulting in a payout of $456,919.

                                                 COMPENSATION COMMITTEE

                                                 Ralph R. Shaw, Chair
                                                 Robert S. Ball
                                                 William A. Furman

                          REPORT OF THE AUDIT COMMITTEE


The Audit Committee has:

     - Reviewed and discussed the audited financial statements with management.

     - Discussed with the independent auditors the matters required to be discussed by SAS 61.

     - Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

     - Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     - Considered whether the provision by the principal accountant of professional services other than for the audit of the Company's financial statements is compatible with maintaining the principal accountant's independence, and determined that it is compatible.

The Board of Directors has determined that the members of the Audit Committee are independent. The Audit Committee has adopted a written charter.



                                                 AUDIT COMMITTEE


                                                 Ralph R. Shaw, Chair
                                                 Robert S. Ball
                                                 William A. Furman

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Iron and Steel Industry Group Index for the period commencing on August 31, 1997 and ending on August 31, 2002. The graph assumes that $100 was invested in the Company's Common Stock and each index on August 31, 1997, and that all dividends were reinvested.


                                     [GRAPH]


-------------------------------- ------- ------- ------- ------- ------- -------
                                 8/31/97 8/31/98 8/31/99 8/31/00 8/31/01 8/31/02
-------------------------------- ------- ------- ------- ------- ------- -------
Schnitzer Steel Industries, Inc.  100.00   46.17   55.34   46.54   41.36   61.19
-------------------------------- ------- ------- ------- ------- ------- -------
Standard & Poors 500 Index        100.00  108.09  151.14  175.81  132.93  108.84
-------------------------------- ------- ------- ------- ------- ------- -------
Standard & Poors Steel Index      100.00   61.60   77.57   54.37   64.17   58.36
-------------------------------- ------- ------- ------- ------- ------- -------




                              SHAREHOLDER PROPOSAL

Cascade Investment, L.L.C., 2305 Carillon Point, Kirkland, Washington 98033, a holder of 602,200 shares of Class A Common Stock, submitted the following resolution (the "Proposal"), for the reasons stated. The Board of Directors recommends a vote AGAINST the Proposal and asks shareholders to read through the Company's response, which follows the shareholder proposal.

PROPOSAL

RESOLVED, that the shareholders request that the Board adopt a policy that a majority of director candidates the Board nominates for election qualify as "Independent." For these purposes, an "Independent" director is one who: (a) is not currently, and has not been within the past three years, an officer or employee of the Company or its affiliates, (b) is not a member of the Immediate Family of an individual who is, or has been within the past three years, employed by the Company or any of its affiliates as an executive officer, (c) is not a director, controlling shareholder or executive officer of any organization (nonprofit or for-profit) to which Schnitzer Steel made or received payments that exceed $200,000, in any of the past three years, and (d) is not employed at another entity where any of Schnitzer Steel's executives serve on that entity's compensation committee. "Immediate Family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, uncle, aunt, niece, nephew and anyone who resides in such person's home.

SUPPORTING STATEMENT

Independent directors give investors confidence that a publicly-held corporation is being managed for the benefit of all shareholders, not insiders and controlling shareholders. A majority of independent directors is even more critical when a publicly-held company, like Schnitzer Steel, has extensive transactions with companies that are privately-held by key shareholders and senior management.

In fiscal 2001, Schnitzer Steel paid at least $15.39 million to companies owned and controlled by members of the Schnitzer family. These payments range from leasing major facilities and headquarters office space to management and administrative services to shipping costs. For example, the proxy statement acknowledges that Schnitzer Steel paid $13.5 million for vessel charter expenses to two companies controlled by members of the Schnitzer family.

Investors need to have confidence that the Schnitzer Steel board has the independence necessary to examine closely these conflict of interest and self-dealing transactions. Is the board asking the hard questions about the payments? Are there competitive alternatives? Should there be competitive bidding for those contracts? Is the status quo being maintained to protect those contracts?

We believe establishing a board composed of a majority of truly independent directors is essential to safeguarding the interests of minority shareholders.

The Schnitzer family controls a disproportionate number of board seats. Currently, only 2 of Schnitzer Steel's 11 directors are truly independent; 8 are members of the Schnitzer family and one is a partner in the law firm that represents both Schnitzer Steel and the other companies controlled by members of the Schnitzer family. While the Schnitzer Trust can, by itself, defeat this Proposal because of its supervoting rights of Class B stock, such action alone will illustrate the need for this Proposal.

In this world of Enron Corp., WorldCom Inc., and Adelphia Communications, directors need to be in fact independent. There is no substitute for a majority of independent directors.

Accordingly, we urge you to VOTE FOR THIS PROPOSAL.

COMPANY RESPONSE AND RECOMMENDATION OF THE BOARD

The Board of Directors recommends a vote AGAINST adoption of the Proposal for the following reasons:

The proponent of the Proposal asserts that a majority of independent directors is needed to ensure that transactions between the Company and other entities controlled by the Schnitzer Family are independently reviewed. The Board of Directors currently includes three directors who meet the definition of "Independent Director" set forth in the Proposal. Under the Company's Policy Regarding Transactions with Related Parties adopted in 1993, all transactions between the Company and any entity controlled by the Schnitzer family must be approved by a majority of these independent directors. Accordingly, the proponent's principal concern about independent review and approval of transactions with other Schnitzer companies is and has been fully addressed by the Company's policy.

Recent corporate governance initiatives of NASDAQ and the NYSE on the heels of the corporate scandals referred to by the proponent have given careful consideration to the independence of public company boards of directors. While both NASDAQ and the NYSE have proposed that public company boards generally have at least a majority of independent directors, both have proposed an exception to this rule for "controlled companies," companies like Schnitzer Steel of which more than 50% of the voting power is held by a group. The "controlled company" exception recognizes that majority shareholders have the right to select directors and control certain key decisions by virtue of their ownership rights. As a NASDAQ-listed company, the Company is monitoring the corporate governance rules proposed by NASDAQ. The Company will, of course, fully comply with those rules once adopted, and the Board of Directors intends to consider whether or not to rely on the "controlled company" exception, if it is available, after the rules are finalized.

Until NASDAQ's corporate governance rules are finalized and the terms of the "controlled company" exception are finally established, the Board of Directors believes that the question of whether or not the Company should have a majority of independent directors is premature. For now, the Company believes that the current composition of the Board of Directors, taken together with the Company's policy, appropriately balances shareholder interests with the recognized right of majority owners to select directors. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE ADOPTION OF THE PROPOSAL.

Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on the Proposal. The Proposal will be adopted if the votes cast in favor of the Proposal exceed the votes cast against the Proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote. The proxies will be voted for or against the Proposal or as an abstention in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted against the Proposal.

                              INDEPENDENT AUDITORS

The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending August 31, 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

In addition to the audit of the Company's financial statements and other related services, the Company retained PricewaterhouseCoopers LLP for tax services. In fiscal 2002, PricewaterhouseCoopers LLP performed services that allowed the Company to identify and quantify available California Enterprise Zone tax credits. Aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the most recent fiscal year are as follows:

         Audit fees (including quarterly reviews
           and other audit related services)                  $228,350
         Financial information systems design and
           implementation fees                                      --
         All other fees                                        289,712
                                                              --------
                        Total                                 $518,062
                                                              ========


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 2002 all of its officers, directors and 10% shareholders complied with all applicable
Section 16(a) filing requirements, except that Scott Lewis filed one late report that included a total of 22 late transactions.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Any proposal by a shareholder of the Company to be considered for inclusion in proxy materials for the Company's 2004 Annual Meeting of Shareholders must be received in proper form by the Company at its principal office no later than August 25, 2003.
                             DISCRETIONARY AUTHORITY

Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this Proxy Statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

For the 2004 Annual Meeting of Shareholders, unless notice of a shareholder proposal to be raised at the meeting without inclusion in the Company's proxy materials is received by the Company at its principal office prior to November 8, 2003, proxy voting on that proposal at the Annual Meeting will be subject to the discretionary voting authority of the Company's designated proxy holders. If timely notice is received by the Company, the designated proxy holders may still have discretionary voting authority over the proposal depending upon compliance by the Company and the proponents with certain requirements set forth in rules of the Securities and Exchange Commission.

                                     GENERAL

The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

THE COMPANY WILL PROVIDE TO ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, WITHOUT CHARGE, UPON WRITTEN REQUEST TO ITS CORPORATE SECRETARY, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2002.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,


/s/ Ilene Dobrow Davidson
-------------------------
Secretary
December 23, 2002

                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
[_]  Sign, Date and Return the                  [X]
     Proxy Card Promptly Using        Votes must be indicated
     the Enclosed Envelope.           [X] in Black or Blue ink.


The Board of Directors recommends a vote "FOR ALL" on Proposal 1 and "AGAINST" on Proposal 2.

1. Election of Directors
   Nominees: Leonard E. Schnitzer, Robert W. Philip, Kenneth M. Novack, Gary
             Schnitzer, Dori Schnitzer, Carol S. Lewis, Jean S. Reynolds, Scott Lewis, Robert S. Ball, William A. Furman, and Ralph R. Shaw

                                         FOR [ ]   WITHHOLD [ ]   EXCEPTIONS [ ]
                                         ALL       FOR ALL

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

                                              FOR      AGAINST     ABSTAIN
Exceptions* ____________________________      [ ]        [ ]         [ ]

2. Shareholder proposal regarding composition of the Board of Directors.

3. The proxies may vote in their discretion as to other matters which may come before the meeting.

                                   S C A N  L I N E

                                   If shares are held jointly each shareholder named should sign. Legal representatives of shareholders should add their titles when signing.

                       Date     Share Owner sign here   Co-Owner sign here

                       ______   _____________________   _______________________

                        SCHNITZER STEEL INDUSTRIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      2003 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints ROBERT W. PHILIP and BARRY A. ROSEN, and each of them, with full power of substitution, as proxies, and authorizes them to represent and to vote, as designated below, all the stock of SCHNITZER STEEL INDUSTRIES, INC. that the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of SCHNITZER STEEL INDUSTRIES, INC. to be held on January 27, 2003, at 8:00 a.m., local time, at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, OR 97205, and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).

     If no direction is made, this proxy will be voted FOR the Election of Directors and AGAINST the shareholder proposal regarding the composition of the Board of Directors. If this proxy is executed in such manner as not to withhold authority to vote for the election of any nominee to the Board of Directors, it shall be deemed to grant such authority.

(Continued, and to be dated and signed on the reverse side.)


                                               SCHNITZER STEEL INDUSTRIES, INC.
                                               P.O. BOX 11119
                                               NEW YORK, N.Y. 10203-0119


To change your address, please mark this box. [_]